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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 2000, except as to the follow-on offering described in Note 13, which is as of February 14, 2000, relating to the financial statements, which appears in Juno Online
Services, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1999.

                                    /s/ PRICEWATERHOUSECOOPERS LLP



New York, New York
February 21, 2001